M19492-P90436 Meeting Information Meeting Type: Annual Meeting For holders as of: March 15, 2010 Date: May 27, 2010 Time: 10:00 a.m. Pacific Time Location: You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. See the reverse side of this notice to obtain proxy materials and voting instructions. THE MACERICH COMPANY *** Exercise Your Right to Vote *** IMPORTANT NOTICE Regarding the Availability of Proxy Materials The Fairmont Miramar Hotel 101 Wilshire Blvd. Santa Monica, CA THE MACERICH COMPANY 401 WILSHIRE BLVD. SUITE 700 SANTA MONICA, CA 90401

M19493-P90436 Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENT 2009 ANNUAL REPORT Before You Vote How to Access the Proxy Materials How To Vote Please Choose One of the Following Voting Methods Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting you will need to request a ballot to vote these shares. Authorize your Proxy By Internet: To vote now by Internet, go to www.proxyvote.com. Have the 12 Digit Control Number available and follow the instructions. Authorize your Proxy By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 13, 2010 to facilitate timely delivery. How to View Online: Have the 12-Digit Control Number available (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the 12-Digit Control Number (located on the following page) in the subject line.

Voting Items 2. Ratification of the appointment of Deloitte & Touche LLP as our independent accountants for the year ending December 31, 2010 1a) Arthur M. Coppola 1. Election of the following nominees as directors (terms expire in 2011) Nominees: The Board of Directors recommends you vote FOR the following proposals: 1b) Edward C. Coppola 1c) James S. Cownie 1d) Fred S. Hubbell 1e) Mason G. Ross 1f) Dr. William P. Sexton Proxies will be voted at the discretion of the persons named in the Proxy, on any other matter that may properly come before the meeting or any postponement(s) or adjournment(s) thereof. M19494-P90436

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